Exhibit 1(b)



                            PBHG ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


          PBHG ADVISOR FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation has adopted resolutions to classify a portion of the Corporation's authorized unissued shares of capital stock designated as Common Stock without further classification.

       SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 10,000,000,000 shares of Common Stock with a par value of $0.001 per share and having an aggregate par value of $10,000,000. Of these shares:

          (a) 4,800,000,000 shares were classified in the following series (portfolios): 300,000,000 shares of the PBHG Advisor Core Value Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Blue Chip Growth Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Cash Reserves Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of

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the PBHG Advisor High Yield Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Enhanced Equity Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000
shares of the PBHG Advisor Growth II Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Large Cap Concentrated Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Trend Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Value Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Global Technology & Communications Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000
shares of the PBHG Advisor Growth Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Contrarian Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New

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Opportunities Fund series (of which 100,000,000 are classified as Class A
Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor REIT Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Master Fixed Income Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); and 300,000,000 shares of the PBHG Advisor Short-Term Government Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); and

          (b) 5,200,000,000 shares were shares of Common Stock without further classification.

       THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 10,000,000,000 shares of Common Stock with a par value of $0.001 per share and having an aggregate par value of $10,000,000. Of these shares: (a) 5,100,000,000 shares have been classified in the following series (portfolios): 300,000,000 shares of the PBHG Advisor Core Value Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000
shares of the PBHG Advisor Blue Chip Growth Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG

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Advisor Cash Reserves Fund series (of which 100,000,000 shares are classified as
Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor High Yield Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Enhanced Equity Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth II Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Large Cap Concentrated Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Trend Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class
B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Value Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Global Technology & Communications Fund series (of which 100,000,000 shares are classified as Class
A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class
B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Contrarian Fund series (of which

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100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B
Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Opportunities Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor REIT Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Master Fixed Income Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Short-Term Government Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Defensive Equity Fund (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); and

          (b) 4,900,000,000 shares are shares of Common Stock without further classification.

       FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

       FIFTH: Unissued shares of Common Stock may be classified and reclassified by the Board of Directors.

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       SIXTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A, Class B, and Class I Shares of Common Stock described in ARTICLE THIRD hereof are as set forth in ARTICLE IV of the Corporation's Charter, and in the provisions relating to stock of the Corporation generally, except that Class B Shares have the additional preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as are set forth in Section 4.4(b) of ARTICLE IV of the Charter.

       SEVENTH: The shares of the Corporation authorized and classified pursuant to these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation and Section 2-105(c) of the Maryland General Corporation Law (the "MGCL"), and these Articles Supplementary are filed pursuant to Section 2-208.1 of the MGCL.

       The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

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       IN WITNESS WHEREOF, PBHG ADVISOR FUNDS, INC. has caused these Articles
Supplementary to be executed in its name and on its behalf by its President and witnessed by its Secretary on April 9, 1998.

                                                        PBHG ADVISOR FUNDS, INC.
Witness:

/s/ John M. Zerr                                         /s/ Gary L. Pilgrim
----------------                                         -------------------
   Secretary                                                  President

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